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                                                                     Exhibit 5.1

                                    MCMANUS
                                    THOMSON
                            BARRISTERS & SOLICITORS
                        (LETTERHEAD OF MCMANUS THOMSON)



                                                  Writer's Direct Line: 517-6450

January 3, 2001

Inzeco Holdings Inc.
999 Barton Street
Stoney Creek, Ontario  L8E 5H4

Dear Sirs:

RE:   INZECO HOLDINGS INC.


We have acted as special counsel to Inzeco Holdings Inc. (the "Company"), an Alberta corporation, in connection with the Registration Statement on Form SB-2, File No. 33350212 (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 3,557,500 shares (the "Shares") of the common stock, no par value, of the Company for re-offer and resale by certain Selling Shareholders named therein.

We are qualified to practice law in the Province of Alberta. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the Province of Alberta. We have examined such documents, including a certificate of the Chief Financial Officer of the Company, as we considered necessary for the purposes of this opinion. Based on such examination, it is our opinion that the Shares have been duly authorized and have been legally issued as fully paid and non-assessable under the laws of the Province of Alberta.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof, and this opinion is furnished in connection with the transaction covered thereby.

This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Yours very truly,


McMANUS THOMSON


/s/ Morris S. Mcmanus
-----------------------------
MORRIS S. McMANUS, Q.C.

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